UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 13, 2020
LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-38458

Michigan	71-1015624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

32991 Hamilton Court	48334
Farmington Hills	(Zip code)
Michigan
(Address of principal executive offices)
(248) 737-0300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LEVL	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2020, Level One Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Sandler & Co. (the “Underwriter”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 1,000,000 depositary shares (the “Depositary Shares”), each representing a 1/100th interest in a share of the Company’s 7.50% Non-Cumulative Perpetual Preferred Stock, Series B, no par value per share (the “Series B Preferred Stock”), with a liquidation preference of $2,500 per share (equivalent to $25.00 per Depositary Share). Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 30-day option to purchase up to 150,000 additional Depositary Shares to cover over-allotments.

The Underwriting Agreement includes customary representations, warranties and covenants by each of the Company and the Underwriter related to the Offering. The Company also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Offering is being conducted pursuant to the Prospectus Supplement, dated August 10, 2020 (the “Prospectus Supplement”), to the Prospectus dated July 17, 2020, forming a part of the Company’s effective shelf registration statement on Form S-3 (File No. 333-239671). The Offering closed on August 13, 2020.

The estimated net proceeds from the Offering, after deducting the underwriting discounts and estimated offering expenses payable by the Company, will be approximately $23.5 million, or approximately $27.1 million if the Underwriter exercises its over-allotment option in full. The Company intends to use the net proceeds from the Offering for general corporate purposes, as described further in the Prospectus Supplement.

The Underwriter and certain of its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates for which they received, or may in the future receive, customary fees and expenses.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 3.03. Material Modification to the Rights of Security Holders.

In connection with the Offering, on August 12, 2020, the Company established a new series of preferred stock, designated as the “7.50% Non-Cumulative Perpetual Preferred Stock, Series B” of the Company. The Series B Preferred Stock will rank senior to the Company’s common stock and each other class or series of capital stock it may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend and distribution rights and rights on liquidation, dissolution or winding-up of the Company (collectively, “junior stock”). The Series B Preferred Stock will rank on a parity with each class or series of capital stock the Company may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend and distribution rights and rights on liquidation, dissolution or winding-up of the Company.

Under the terms of the Series B Preferred Stock, the ability of the Company to declare or pay dividends on, or to redeem, purchase or otherwise acquire, the Company’s common stock or any other junior stock is subject to certain restrictions if the Company has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series B Preferred Stock for the most recently completed dividend period. The terms of the Series B Preferred Stock, including such restrictions, are more fully described in the Certificate of Designation for the Series B Preferred Stock (the “Certificate of Designation”), which establishes the rights, preferences, privileges, qualifications, restrictions and limitations of the Series B Preferred Stock. A copy of the Certificate of Designation is included in Exhibit 3.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2020, the Company filed the Certificate of Designation with the Department of Licensing and Regulatory Affairs of the State of Michigan amending the articles of incorporation, as amended, of the Company, which became effective upon filing. The Certificate of Designation creates the Series B Preferred Stock out of the authorized and unissued shares of preferred stock of the Company, establishes the terms of the Series B Preferred Stock, fixes the designated number of shares of Series B Preferred Stock to 11,500, and provides for certain other rights, preferences, privileges, qualifications, restrictions and limitations of the Series B Preferred Stock.

On August 12, 2020, the Company filed a Certificate of Elimination with the Department of Licensing and Regulatory Affairs of the State of Michigan amending the articles of incorporation, as amended, of the Company, which became effective upon filing. The Certificate of Elimination amended the Company’s articles of incorporation, as amended, to eliminate the series of the Company’s preferred stock designated as “Senior Non-Cumulative Perpetual Preferred Stock, Series A,” no shares of which were issued or outstanding.

A copy of the Company’s articles of incorporation, as amended, is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On August 13, 2020, the Company completed the Offering of 1,000,000 Depositary Shares, issued pursuant to the Underwriting Agreement.

Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series B Preferred Stock (including dividend, voting, redemption and liquidation rights). Reference is hereby made to Item 3.03 of this Current Report on Form 8-K for a description of certain terms of the Series B Preferred Stock. Such description is qualified in its entirety by reference to the Certificate of Designation included in Exhibit 3.1 and incorporated herein by reference.

In connection with the issuance of the Depositary Shares, on August 13, 2020, the Company entered into a Deposit Agreement (the “Deposit Agreement”) with Continental Stock Transfer & Trust Company, as depositary of the Depositary Shares (“Depositary”), and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. On the same date, the 10,000 shares of Series B Preferred Stock underlying the Depositary Shares were issued by the Company and deposited with the Depositary against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is filed herewith as Exhibit 4.1 and the form of Depositary Receipt is filed herewith as Exhibit 4.2. The foregoing descriptions of the Deposit Agreement and the Depositary Receipts are qualified in their entirety by reference to Exhibits 4.1 and 4.2, respectively, each of which is incorporated herein by reference.

In connection with the issuance of the Depositary Shares, Barack Ferrazzano Kirschbaum & Nagelberg LLP provided the Company with the legal opinion filed as Exhibit 5.1 hereto, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 10, 2020, between Level One Bancorp, Inc. and Piper Sandler & Co.
3.1	Articles of Incorporation, as amended, of Level One Bancorp, Inc.
4.1
Deposit Agreement, dated as of August 13, 2020, among Level One Bancorp, Inc., Continental Stock Transfer & Trust Company, as Depositary, and the holders from time to time of the Depositary Receipts issued thereunder.

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.
23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2020
LEVEL ONE BANCORP, INC.

	By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Executive Vice President and Chief Financial Officer